UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 31, 2013, the registrant, pursuant to resolutions of its Board of Directors, amended and restated its By-laws (the “Amended and Restated By-laws”). The Amended and Restated By-laws, effective immediately upon adoption of such resolutions, revised Article IX of the By-laws to permit the issuance of both certificated and uncertificated shares of capital stock.  The changes to Article IX of the registrant's Amended and Restated By-laws are intended to satisfy certain requirements of the Nasdaq Stock Market (“Nasdaq”), in connection with the previously filed application to list the registrant's shares of common stock on Nasdaq.  A copy of the Amended and Restated By-laws is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

No.	Description

3.1	Amended and Restated By-laws, as amended and restated on January 31, 2013.
3.2	Amended and Restated By-laws, as amended and restated on January 31, 2013 (marked).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: February 1, 2013
	By:	/s/ Nadav Kidron
Nadav Kidron
President and CEO